Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2004 Stock Incentive Plan of our reports dated January 27, 2005, with respect to the consolidated financial statements and schedule of Blackboard Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, VA
June 10, 2005